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                                   Schedule I
                          to Asset Purchase Agreement
                between West Coast Entertainment Corporation and
                  the Sellers and Principals Identified Below


 Section of Agreement
 in Which Term, Item or
 Information is Referenced Term or Item
 -----------------------------------------------------------------------------

 Recital                    Name, Address and Principal Office of Each Seller:

                            Dogwood Hill Enterprises Inc.
                            d/b/a West Coast Video
                            545 Rockhill Road
                            Quakertown, PA  18951

 Recital    Principals:     Edwin Knight

 1.1(a)(ix) Trade Names:    West Coast Video of Richboro

 1.1(c) Stores, Reflecting Street Address of Each Store, and its Owning Seller:

            Total Number of Stores:  one

            1061 Second Street Pike
            Richboro, PA 18954

1.3(a)      Purchase Price:   $721,200

1.3(b)      Cash Percentage:  60% ($432,720)

            The portion of the purchase price to be paid in shares of Common Stock of Buyer (and not held in escrow) shall be delivered to Sellers on January 6, 1997. Shares to be held in escrow shall be delivered to the Escrow Agent on January 6, 1997.







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1.3(c) "Net Operating Cash Flow" shall be equal to (i) the pre-tax income from the Stores for the 12-month period ending on June 30, 1996, plus (ii) all debt-related interest expense for the Stores and depreciation and amortization expenses for the Stores for such 12-month period, plus (iii) all royalty expenses (if any and if expensed) attributable to such stores during such 12-month period, less (iv) all rental product purchases for the Stores during such 12-month period (including revenue sharing expenses if not previously expensed), less (v) all earned income interest for such 12-month period; with such components of Net Operating Cash Flow determined in accordance with generally accepted accounting principles applied consistently with the Sellers' past practices.

1.4    Assumed Liabilities:

       All obligations of the Sellers continuing after the Closing under the Leases specified on Schedule 2.11 which become due and payable after the Closing Date. (No adjustment to Purchase Price.)


1.6    Closing Date:  November 15, 1996

2.1    Type of Entity and Capitalization:

       Corporation

       For each Seller, jurisdictions in which qualification is required:

       Pennsylvania

       Subsidiaries of Seller:  None

2.2 Each Seller's State of Organization, and Authorized and Issued Stock (or Other Interests), and Identity of Holders of All Legal and Beneficial Interests in Each Seller:

       Dogwood Hill Enterprises Inc. is a Pennsylvania corporation with 100 shares of common stock authorized and 100 shares of common stock outstanding, of which 88% are beneficially owned by Edwin Knight and 4% are owned by each of Ursula Miller, Monica Fly and Dana Fly.


2.5(c) Minimum Net Operating Cash Flow:  $218,000

7.10   Amount of Cash Per Register to Be Left at each Store, on Closing Date:
       $250.

14     Address for notices for purposes of Section 14:

       To any Principal: Edwin Knight




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                        545 Rockhill Road
                        Quakertown, PA  18951

With a copy to:         Dennis Helf, Esq.
                        Grim, Biehn, Thatcher & Helf
                        314 West Broad Street
                        P.O. Box 380
                        Quakertown, PA 18951








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Exh.No.    Description
-------    -----------

1 Form of Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, and the Sellers identified on each Schedule I filed herewith (each such Schedule I sets forth the pertinent information with respect to each Seller and the terms of each transaction).

2 Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Ohio Entertainment Corporation, an Ohio corporation, and Ronald L. Davis.

3 Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, L.A. Video, Inc., an Ohio corporation, and Andrew Mitchell and Larry Williams (the "L.A. Video Agreement").

4          Instrument of Evidence of Indebtedness relating to the L.A. Video
           Agreement.

5 Schedule I to Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Kyle David Corp., Alexander Jordan Corp., and Cochise Corp., and Michael Weisberg.

6 Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, First Choice Video, Inc., an Ohio corporation, Andrew Mitchell (the "First Choice Agreement").

7          Instrument of Evidence of Indebtedness relating to the First Choice
           Agreement.

8 Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Wellesley Entertainment, Inc., a Massachusetts corporation, and Adrian Wilkins and William Roberts.

9 Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation and Great American Video Realty, Inc. and Franexco, Inc., New Jersey corporations, and Howard Frank and James E. Frank.

10 Schedule I to Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Broad & Park Video, Inc., a New Jersey corporation, and Ernest M. DeCaro III.

11 Schedule I to Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Wright Turn Video, Inc., a Florida corporation, and Benjamin Flamm and Donald Weiss (the "Flamm Weiss Agreement").

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12         Instrument of Evidence of Indebtedness relating to the Flamm Weiss
           Agreement.

13 Schedule I to Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Wright Turn Entertainment, Inc. and Wright Turn Entertainment II, Inc., Florida corporations, and Benjamin Flamm, Angelo Ibanez and Donald Weiss (the "Flamm Weiss Ibanez Agreement").

14 Instrument of Evidence of Indebtedness relating to the Flamm Weiss Ibanez Agreement.

15 Schedule I to Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Pottstown Video, Inc., Coventry Video, Inc., C&V Group, Inc., Shamokin W.C. Video, Inc., Berwick W.C. Video, Inc., Danville W.C. Video, Inc., Bloomsburg W.C. Video, Inc., Family Country Video, Inc. and Spring Ford W.C. Video, Inc., Pennsylvania corporations, and Laurie Curran, Edward Skypala and Vaughn Zimmerman.

16 Schedule I to Asset Purchase Agreement by and among West Coast Entertainment Corporation, a Delaware corporation, Dogwood Hill Enterprises, Inc., a Pennsylvania corporation, and Edwin Knight.